UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2006

BELLSOUTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

1-8607	58-1533433
(Commission File Number)	(IRS Employer Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610
(Address of Principal Executive Offices)	(Zip Code)

(404) 249-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Executive Compensation

At its meeting on February 27, 2006, the Executive Nominating and Compensation Committee of the BellSouth Board of Directors (the “Compensation Committee”) took the actions described below.

2005 Short-Term Incentive Compensation

The Compensation Committee approved executive officers’ short-term incentive compensation (annual bonuses) for 2005. Short-term incentive compensation awards for 2005 for certain executive officers (including all of the named executive officers) were made pursuant to the BellSouth Corporation Stock and Incentive Compensation Plan (the “Stock Plan”), which has previously been filed with the Securities and Exchange Commission (the “SEC”). The Stock Plan establishes a maximum amount that can be awarded in any one year for officers covered by the Plan. The maximum is set as the higher of a percent of net income or a percent of operating cash flow. Within these maximums, the Compensation Committee then exercises its discretion to determine the amount of individual awards to be paid. In exercising this “negative” discretion, the Compensation Committee considers financial and operating results, the Company’s performance relative to other large regional telecommunications companies, the performance of each executive’s business unit for the year and the executive’s individual achievement of personal commitments. The amount of such award for each named executive officer is set forth in the table below.

Long-Term Incentive Compensation for 2006-2008 Performance Period

The Compensation Committee established, for all executive officers, the performance objectives that are tied to the Company’s total shareholder return and the performance objectives that are tied to financial performance metrics for the long-term incentive compensation program with respect to the three-year performance period 2006 through 2008. All such objectives were established under the BellSouth Corporation Stock and Incentive Compensation Plan (the “Stock Plan”), which has previously been filed with the SEC.

The Compensation Committee approved awards of restricted stock units and performance shares to each executive officer in accordance with the terms of the Stock Plan. Forms of the Award Agreements pursuant to which the restricted stock units and performance shares will be awarded are attached hereto as Exhibits 10b, 10c, 10d and 10e.

Long-Term Incentive Compensation for 2004-2006 and 2005-2007 Performance Periods

The Compensation Committee approved, for certain officers other than the named executive officers, adjustments to the performance objectives applicable to performance shares based on financial performance metrics with respect to the three-year performance periods for 2004 through 2006 and 2005 through 2007. Such adjustments were contemplated by the Compensation Committee at the time of grant in 2004 and 2005.

2006 Executive Compensation

The Compensation Committee approved 2006 compensation for the Company’s executive officers. The new salary, which will be effective on May 1, 2006, and 2005 short-term incentive award amounts for the Company’s named executive officers, as well as the Chief Financial Officer are set forth below:

Name and Principal Position	2006 Salary	2005 Short-Term Award
F. Duane Ackerman Chairman of the Board and Chief Executive Officer	$1,365,000 (1)	$ 2,235,200
Mark L. Feidler President and Chief Operating Officer	$ 865,000	$1,179,800
Ronald M. Dykes Former Chief Financial Officer (retired 12/31/2005)	Not applicable	$ 800,000
Richard A. Anderson Vice Chairman and President – Business Markets	$ 638,400	$ 830,000
Francis A. Dramis, Jr. Chief Information, E- Commerce and Security Officer	$ 616,000	$ 700,000
W. Patrick Shannon Chief Financial Officer	$ 560,000	$ 600,000
(1) Unchanged since 2001.

Director Compensation

To increase the competitiveness of the director compensation program and to simplify it, on February 27, 2006 the Board of Directors approved modifications to the program to be effective May 1, 2006. Under the modified compensation program, the average annual compensation of non-employee directors will increase approximately 4% from an average of $161,000 to an average of $168,000. The program was last modified in 2003.

The changes for 2006 were:

•	Increasing the annual cash retainer to $50,000 with no change in meeting fees;

•	Granting 100% of the annual equity award in the form of restricted stock units;

•	Increasing the value of the annual equity award to $85,000;

•	Eliminating the incentive stock option award for exceeding specified stock ownership levels; and

•

Replacing the current share ownership program with a mandatory stock ownership program for newly elected directors that requires the directors to own BellSouth stock valued at three times the annual cash retainer within three years of election to the Board.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

10b

Form of BellSouth Corporation Stock and Incentive Compensation Plan 2006 Restricted Stock Unit Award Terms and Conditions (incorporated by reference to Exhibit 10qq to BellSouth’s Form 10-K for the year ended December 31, 2005, File No. 1-8607).

10c

Form of BellSouth Corporation Stock and Incentive Compensation Plan 2006 Performance Shares Award Terms and Conditions (total shareholder return) (incorporated by reference to Exhibit 10zz to BellSouth’s Form 10-K for the year ended December 31, 2005, File No. 1-8607).

10d

Form of BellSouth Corporation Stock and Incentive Compensation Plan 2006 Performance Shares Award Terms and Conditions (internal performance metrics) (incorporated by reference to Exhibit 10aaa to BellSouth’s Form 10-K for the year ended December 31, 2005, File No. 1-8607).

10e

Form of BellSouth Corporation Stock and Incentive Compensation Plan 2006 Performance Shares Award Terms and Conditions (non-162(m) officers) (incorporated by reference to Exhibit 10bbb to BellSouth’s Form 10-K for the year ended December 31, 2005, File No. 1-8607).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By: /s/ Raymond E. Winborne, Jr.
Raymond E. Winborne, Jr.
Controller
March 3, 2006

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